Exhibit 99.1

Named Executive Officer	Mid-Year Incentive/Retention Payment

Miles S. Nadal, Chairman and Chief Executive Officer	$1,875,000
Stephen M. Pustil, Vice Chairman	$200,000 (CDN)
David B. Doft, Chief Financial Officer	$187,500
Mitchell S. Gendel, General Counsel and Corporate Secretary	$187,500
Michael C. Sabatino, Chief Accounting Officer	$187,500